Exhibit 10.2

[FORM OF REVOLVING NOTE]

PETCO ANIMAL SUPPLIES STORES, INC.

PROMISSORY NOTE DUE JANUARY 31, 2010

$	[Date]

FOR VALUE RECEIVED, PETCO ANIMAL SUPPLIES STORES, INC., a Delaware corporation (formerly PETCO Animal Supplies, Inc.) (“Company”), promises to pay to the order of                      (“Payee”) or its registered assigns, on or before January 31, 2010 (subject to extension as set forth in the Credit Agreement referred to below), the lesser of (x)                  ($                ) and (y) the unpaid principal amount of all advances made by Payee to Company as Revolving Loans under the Credit Agreement referred to below.

Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated as of January 13, 2005 by and among Company, the financial institutions listed therein as Lenders, Bank of America, N.A., as Syndication Agent, and Wells Fargo Bank, National Association, as Administrative Agent (said Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).

The Credit Agreement is within the definition of “Senior Credit Facility” set forth in the Senior Subordinated Note Indenture, and all Obligations under the Credit Agreement are within the definition of “Designated Senior Debt” contained in the subordination provisions of the Senior Subordinated Note Indenture.

This Note is one of Company’s “Revolving Notes” in the aggregate principal amount of $[                    ] and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loans evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

This Note is subject to mandatory prepayment as provided in subsection 2.4A(iii) of the Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4A(i) of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

This Note is subject to restrictions on transfer or assignment as provided in subsection 10.1 of the Credit Agreement.

Company promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in subsection 10.2 of the Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

PETCO ANIMAL SUPPLIES STORES, INC.

By:
Name:
Title:

TRANSACTIONS

ON

REVOLVING NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By